Exhibit 16.1

HJ & ASSOCIATES, L.L.C.                   50 South Main Street,
                                          Suite 1450
                                          Salt Lake City,
                                          Utah 54144
                                          telephone (801)328-4408
                                          Fax (801)328-4461

CERIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS


Office of the Chief Accountant
Securities and Exchange Commission
459 Fifth Street N.W.
Washington, D.C.

                                      September 22, 2003

Re: Change In and Disagreements with Accountants on
    Accounting and Financial Disclosure

To Whom It May Concern:


     It has recently come to our attention that on August 20, 2003, a current report on Form 8-K was filed by Marketshare Recovery, Inc., formerly known as Health & Leisure, Inc. (the "Company") dismissing HJ & Associates ("HJ") as independent accountants. In accordance with Item 4 of Form 8-K and Items 304(a)(1) and 304(a)(3) of Regulation S-B, the Company is required to publish by amendment to the Form 8-K dated August 11, 2003, this letter responding to the Form 8-K in its entirety within two days of receipt. We have read
Item 4 included in the Form 8-K dated August 11, 2003, and filed August 20, 2003, with the Securities and Exchange Commission, and are in disagreement with certain statements contained therein.

     We disagree  with the  statement made  in the  first paragraph of
Item 4 that indicates that the Board of Directors of Health & Leisure, Inc. dismissed our firm as independent accountants. We have not been informed that the board has dismissed our Firm.

     In paragraph 4 of the Form 8-K, the Company states that it requested that HJ furnish the Company with a letter stating whether or not HJ agreed with Item 4. Again, we were not notified or contacted regarding the filing of the Form 8-K and no such letter has been requested.

     We are in agreement with the statements made in the second and third paragraphs of the Form 8-K.

     We are not in a position to agree or disagree with the disclosures regarding Marcum & Kliegman, LLP, nor are we in a position to confirm or deny any statements made by Marcum & Kliegman or the Company in the amended Form 8-K filed September 15, 2003. We have had no involvement in the amended Form 8-K filed September 15, 2003.


                                /s/HJ & Associates

                                   HJ & Associates
                                 Salt Lake City, Utah